PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Alison Griffin
(804) 217-5897

DYNEX CAPITAL, INC. REPORTS FOURTH QUARTER 2013 RESULTS
Net income per common share of $0.35, core net operating income per common share of $0.29 and book value per common share of $8.69
GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its fourth quarter results today. GAAP net income to common shareholders was $19.3 million, or $0.35 per common share, for the fourth quarter of 2013 versus a net loss of $(6.9) million, or $(0.13) per common share, for the third quarter of 2013 and net income of $18.3 million, or $0.34 per common share for the fourth quarter of 2012. Core net operating income to common shareholders (a non-GAAP financial measure) was $15.5 million for the fourth quarter of 2013, or $0.29 per common share, versus $14.9 million, or $0.27 per common share, for the third quarter of 2013, and $16.2 million, or $0.30 per common share, for the fourth quarter of 2012. See "Use of Non-GAAP Financial Measures" for more information on this and other non-GAAP measures discussed in this release. Book value per common share at December 31, 2013 was $8.69 versus $8.59 at September 30, 2013.
Quarterly Highlights

($ in thousands, except per share amounts)		4Q2013		3Q2013		4Q2012
Net interest income after provision		$20,186		$22,948		$21,123
Gain (loss) on derivative instruments, net		$2,607		$(24,019)		$(1)
Gain (loss) on sale of investments, net		$757		$(825)		$2,044
General and administrative expenses		$(1,825)		$(3,629)		$(3,501)
Net income (loss) to common shareholders		$19,266		$(6,921)		$18,330
Net income (loss) per common share		$0.35		$(0.13)		$0.34
Core net operating income to common shareholders (1)		$15,544		$14,885		$16,161
Core net operating income per common share (1)		$0.29		$0.27		$0.30
Return on average common equity (annualized)		16.1%		(5.7)%		13.0%
Adjusted return on average common equity (annualized) (1)		13.0%		12.3%		11.4%
Dividends per common share		$0.27		$0.27		$0.29
Book value per common share, end of period		$8.69		$8.59		$10.30
Interest earning assets, end of period		$4,073,584		$4,202,846		$4,175,662
Average interest earning assets		$4,123,224		$4,371,485		$4,117,527
Average interest bearing liabilities		$(3,620,795)		$(3,859,653)		$(3,655,229)
Weighted average effective yield (2)		2.72%		2.82%		3.04%
Annualized cost of funds		0.90%		0.88%		1.11%
Net interest spread		1.82%		1.94%		1.93%
Adjusted net interest spread (1)		1.77%		1.65%		1.91%
Portfolio CPR (excluding CMBS IO)		11.7%		19.5%		19.0%
Debt to shareholders' equity ratio, end of period	6.2	x	6.4	x	5.9	x

(1) Core net operating income to common shareholders (including on a per share basis), adjusted return on average common equity, and adjusted net interest spread are non-GAAP financial measures. Reconciliations of these non-GAAP financial measures are provided as a supplement to this release.
(2) Weighted average effective yield is based on the average balance of investments which is calculated using daily amortized cost and excludes notional amounts of CMBS IO. Recalculation of weighted average effective yields may not be possible using data provided because certain income items of a one-time nature are not annualized for the calculation. An example of such a one-time item is the retrospective adjustments of premium amortizations arising from adjustments of effective interest rates.

Management Remarks
Mr. Byron Boston, CEO, President and Co-CIO, commented, “I am very pleased with our results for the fourth quarter as we reported solid core earnings and a modest improvement in book value despite challenging market conditions.  Our diversified portfolio of CMBS and short duration hybrid ARMs produced solid cash flow returns, while providing the opportunity to roll down the yield curve. We respect the potential impact on our business of the uncertainty around economic growth, regulatory actions, market reactions and global market imbalances, which led us to be cautious investing our capital during the quarter. In addition, on the margin, risk premiums have declined across asset classes, requiring more vigilance. The environment continues to be supportive of our investment thesis as the Federal Reserve is committed to holding short-term rates low for an extended period. We continue to favor the CMBS sector over the hybrid ARM sector.”
Mr. Thomas Akin, Executive Chairman, noted, "In the last few months we have made important changes to the management team and the Board. We have added significant experience with Smriti Popenoe as our new Co-Chief Investment Officer, and the addition of Valerie Mosley and Robert Salcetti to the Board will bring invaluable knowledge of the investment and funding markets. We are very excited about the team we have assembled heading into 2014."
Book Value Per Common Share
Book value per common share was $8.69 at December 31, 2013, representing an increase of $0.10 per common share from September 30, 2013 and a decline of $(1.61) per share from December 31, 2012. Book value changes in the quarter were principally the result of spread tightening on investments and increases in the fair value of derivative instruments which more than offset the decline in investment values from the rise in interest rates during the quarter. The year-over-year decline in book value was significantly impacted by market value declines in our investments in the second and third quarter of 2013 from widening credit spreads and increasing interest rates during that period. The following table reconciles the changes in the Company's book value per common share from September 30, 2013 to December 31, 2013:

	Q42013
	Book Value ($ in thousands)	Book Value Per Common Share
Beginning shareholders' equity	$581,041	$8.59
GAAP net income to common shareholders:
Core net operating income	15,544	0.29
Amortization of de-designated cash flow hedges	(2,609)	(0.05)
Change in fair value of derivative instruments, net	5,636	0.10
Gain on sale of investments, net	757	0.01
Fair value adjustments, net	(62)	—
Other comprehensive income	547	0.01
Dividends declared	(14,665)	(0.27)
Balance before capital transactions	586,189	8.68
Restricted stock amortization	610	0.01
Net repurchase of common stock	(923)	—
Ending shareholders' equity	$585,876	$8.69
Investments
The following table summarizes the changes in our MBS portfolio during the fourth quarter of 2013:

($ in thousands)	RMBS	CMBS	CMBS IO	Total
Balance at September 30, 2013	$2,843,635	$696,952	$601,157	$4,141,744
Purchases	3,892	37,955	61,508	103,355
Principal payments	(136,395)	(28,942)	—	(165,337)
Sales	—	(3,210)	(25,821)	(29,031)
Net amortization	(8,276)	(1,001)	(21,749)	(31,026)
Net unrealized gain (loss)	3,059	(972)	(3,631)	(1,544)
Balance at December 31, 2013	$2,705,915	$700,782	$611,464	$4,018,161
The following tables present certain information for the Company's MBS portfolio by category as of and for the periods indicated:

	As of December 31, 2013					4Q2013
($ in thousands)	Par Balance (Notional for CMBS IO)	Net Premium (Discount)	Amortized Cost	Fair Value	WAVG Coupon	WAVG Yield (2)
Agency MBS:
RMBS	$2,591,568	$154,220	$2,745,788	$2,692,150	3.22%	1.84%
CMBS	299,409	20,401	319,810	331,501	5.09%	3.56%
CMBS IO	10,160,502	453,766	453,766	460,327	0.83%	4.50%
Total (1)	$2,890,977	$628,387	$3,519,364	$3,483,978		2.33%

Non-Agency MBS:
RMBS	$13,845	$338	$13,507	$13,765	4.61%	4.84%
CMBS	375,703	18,277	357,426	369,281	5.10%	5.60%
CMBS IO	4,274,957	150,518	150,518	151,137	0.66%	4.37%
Total (1)	$389,548	$169,133	$521,451	$534,183		5.26%

Total MBS portfolio:	$3,280,525	$797,520	$4,040,815	$4,018,161		2.69%
(1) Par balances of investments exclude notional amounts of CMBS IO.
(2) Weighted average yield is based on weighted average amortized cost of investments for the quarter.
The following table presents the weighted average coupon by weighted average months-to-reset ("MTR") for the variable-rate portion of our Agency RMBS based on par value as of December 31, 2013 and December 31, 2012:

	December 31, 2013		December 31, 2012
($ in thousands)	Par Balance	WAVG Coupon	Par Balance	WAVG Coupon
0-12 MTR	$575,763	2.97%	$523,711	3.94%
13-36 MTR	276,862	3.89%	300,186	4.03%
37-60 MTR	619,887	3.57%	471,159	4.03%
61-84 MTR	171,839	3.01%	620,099	3.28%
84-120 MTR	928,580	2.99%	490,759	3.39%
	$2,572,931	3.22%	$2,405,914	3.69%
The following table presents the conditional prepayment rates ("CPRs") for the Company's Agency MBS for the periods presented:

	4Q2013	3Q2013	2Q2013	1Q2013
Agency RMBS	14.3%	23.8%	25.7%	24.8%
Agency CMBS	0.0%	0.0%	0.0%	0.0%
Total weighted average (1)	12.8%	21.5%	23.2%	22.0%

(1) CPRs for CMBS IO are not calculated and therefore are not reported. If CPRs for CMBS IO were included, the total weighted averages above would be lower.

CPRs declined in the fourth quarter of 2013 on Agency RMBS as a result of higher mortgage rates beginning in the end of the second quarter of 2013 which dampened refinancing demand.

Information related to the credit ratings for the Company's non-Agency MBS as of December 31, 2013 is as follows:

	Non-Agency Fair Value			Weighted average % of total
($ in thousands)	RMBS	CMBS	CMBS IO
AAA	$—	$40,379	$149,692	35.6%
AA	—	40,022	1,445	7.8%
A	—	237,261	—	44.4%
Below A or not rated	13,765	51,619	—	12.2%
	$13,765	$369,281	$151,137	100.0%
Investment Performance
The following table provides information on the performance of the Company's investments and financing for the periods indicated:

($ in thousands)	4Q2013	3Q2013	4Q2012
Agency MBS:
Weighted average effective yield (1)	2.33%	2.42%	2.62%
Average balance	$3,562,957	$3,790,071	$3,492,814
Average interest bearing liabilities	$(3,173,925)	$(3,396,095)	$(3,167,800)

Non-Agency MBS:
Weighted average effective yield (1)	5.26%	5.45%	5.47%
Average balance	500,732	$517,997	$548,153
Average interest bearing liabilities	$(412,769)	$(427,900)	$(443,288)

Securitized mortgage loans and other investments:
Weighted average effective yield (1)	5.26%	5.36%	5.08%
Average balance	$59,535	$63,417	$76,560
Average interest bearing liabilities	$(34,101)	$(35,658)	$(44,141)

Total investments:
Weighted average effective yield (1)	2.72%	2.82%	3.04%
Weighted average effective borrowing rates (2)	(0.95)%	(1.17)%	(1.13)%
Adjusted net interest spread (2)	1.77%	1.65%	1.91%
Average interest earning assets	$4,123,224	$4,371,485	$4,117,527
Average interest bearing liabilities	$(3,620,795)	$(3,859,653)	$(3,655,229)
(1) Weighted average effective yield is based on the average balance of investments which is calculated using daily amortized cost and excludes notional amounts of CMBS IO. Recalculation of weighted average effective yields may not be possible using data provided because certain income items of a one-time nature are not annualized for the calculation. An example of such a one-time item is the retrospective adjustments of premium amortizations arising from adjustments of effective interest rates.
(2) Weighted average effective borrowing rates and adjusted net interest spread are non-GAAP measures. See the reconciliation to GAAP in a supplemental schedule to this release.

Our adjusted net interest spread increased for the fourth quarter of 2013 compared to the third quarter of 2013 due to our termination of certain interest rate swap agreements which lowered our weighted average effective borrowing rate for the quarter. Our net periodic interest costs, which is used to calculate adjusted net interest spread, was $2.4 million lower for the fourth quarter of 2013 versus the third quarter as a result of these terminations. Our weighted average effective yield on assets declined as a result of the repayment of higher yielding investments and also coupon resets on our Hybrid ARMs. As compared to the fourth quarter of 2012, our adjusted net interest spread for the fourth quarter of 2013 declined due to lower effective yields earned on our MBS portfolio, partially offset by lower effective borrowing costs.
Repurchase Agreement Borrowings
The following table presents our repurchase agreements as of December 31, 2013 by fair value and type of securities pledged as collateral to the repurchase agreements:

($ in thousands)	Balance	Weighted Average Rate	Fair Value of Collateral Pledged
Agency RMBS	$2,522,503	0.42%	$2,598,158
Agency CMBS	246,849	0.39%	306,318
Agency CMBS IOs	369,948	1.16%	449,072
Non-Agency RMBS	10,569	1.80%	12,746
Non-Agency CMBS	303,674	1.27%	367,859
Non-Agency CMBS IO	106,803	1.27%	136,227
Securitization financing bonds	20,651	1.59%	19,686
Deferred costs	(243)	n/a	n/a
	$3,580,754	0.61%	$3,890,066
The combined weighted average original term to maturity for our repurchase agreements was 114 days as of December 31, 2013 and 67 days as of December 31, 2012. We have been able to extend the maturity dates for our repurchase agreements subsequent to our discontinuation of cash flow hedge accounting under GAAP which had previously limited our ability to extend maturity dates.
Hedging Activities
We use pay-fixed interest rate swaps and Eurodollar contracts to mitigate our exposure to changes in interest rates. We began adding Eurodollar contracts in the third quarter of 2013 and discontinued the use of cash flow hedge accounting for our interest rate swaps effective June 30, 2013. During the fourth quarter of 2013, we terminated $902 million in current pay interest rate swaps expiring beginning primarily in 2014 and through 2016 with a weighted average rate of 1.96% and $2.8 billion in Eurodollar futures effective from 2014 and through 2020 with a swap equivalent weighted average rate of 2.54%. The following table summarizes the weighted average notional balance of our interest rate derivatives that will be effective for the periods indicated:

($ in thousands)	Interest Rate Swaps	Eurodollar Contracts	Total Weighted-Average Notional	Weighted-Average Rate (1)
Effective 2014	$751,148	$—	$751,148	1.53%
Effective 2015	790,000	—	790,000	1.56%
Effective 2016	790,000	394,393	1,184,393	1.86%
Effective 2017	678,887	1,013,056	1,691,943	2.48%
Effective 2018	599,185	507,222	1,106,407	2.72%
Effective 2019	263,223	224,890	488,113	3.10%
Effective 2020	191,277	158,860	350,137	3.28%
Effective 2021	180,000	—	180,000	2.13%
Effective 2022	180,000	—	180,000	2.13%
Effective 2023	159,478	—	159,478	2.15%
Effective 2024	38,874	—	38,874	2.18%
(1) Weighted average rate is based on the weighted average notional outstanding.
The following table details the components of our gain on derivative instruments, net for the fourth quarter of 2013:

($ in thousands)	Change in fair value of derivative instruments, net	Periodic Interest Costs	Total Gain (Loss) Recognized in Income
Interest rate swaps	$7,233	$(3,029)	$4,204
Eurodollar contracts	(1,597)	—	(1,597)
Gain on derivative instruments, net	$5,636	$(3,029)	$2,607

Other Income and Expense Items
Gain on sale of investments for the fourth quarter of 2013 of $0.8 million includes the sale of $29.0 million in CMBS and CMBS IO during the quarter as a result of portfolio repositioning. General and administrative expenses declined to $1.8 million in the fourth quarter of 2013 versus $3.5 million in the fourth quarter of 2012 from reduced incentive compensation expense as management elected to receive $1.4 million in restricted stock vesting over a three year period in lieu of cash bonuses for 2013.
Stock Activity
During the fourth quarter of 2013, we repurchased 120,991 shares of common stock at an average price of $8.01 per share including commissions. In November 2012, the Board of Directors authorized us to repurchase up to $50 million in common stock through December 31, 2014, of which there is $42.1 million remaining.
Capital Allocation
The following table summarizes the allocation of the Company's shareholders' equity capital as of December 31, 2013:

($ in thousands)	Asset Carrying Basis	Associated Financing(1)/ Liability Carrying Basis	Allocated Shareholders' Equity	% of Shareholders' Equity
Agency MBS	$3,483,978	$3,149,470	$334,508	57.1%
Non-Agency MBS	534,183	420,991	113,192	19.3%
Securitized mortgage loans	54,748	33,565	21,183	3.6%
Other investments	675	—	675	0.1%
Derivative instruments	18,488	6,681	11,807	2.0%
Cash and cash equivalents	69,330	—	69,330	11.8%
Restricted cash	13,385	—	13,385	2.3%
Other assets/other liabilities	42,350	20,554	21,796	3.8%
	$4,217,137	$3,631,261	$585,876	100.0%

(1)
Associated financing for investments includes repurchase agreements and securitization financing issued to third parties (which is presented on the Company's balance sheet as “non-recourse collateralized financing”). Associated financing for derivative instruments represents the fair value of the interest rate swap agreements in a liability position.

Conference Call
As previously announced, the Company's quarterly conference call to discuss the fourth quarter results is today at 11:00 a.m. Interested investors may access the call by dialing 1-888-317-6016 or by accessing the live webcast, the link for which is provided under “Investor Relations/IR Highlights” on our website (www.dynexcapital.com). A slide presentation will accompany the webcast and will also be available at least one hour prior to the call at the same location on our website.

Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS and CMBS.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.

Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, statements regarding future interest rates, our views on expected characteristics of future investment environments, prepayment rates on our investment portfolio and risks posed by our investment portfolio, our future investment strategies, our future leverage levels and financing strategies including the use of specific financing and hedging instruments and the future impacts of these strategies, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including volatility in the credit markets which impacts asset prices and the cost and availability of financing, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around government policy, the impact of regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the full impacts of which are unknown at this time, and another ownership change under Section 382 that further impacts the use of our tax net operating loss carryforward. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and other reports filed with and furnished to the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes the following non-GAAP financial measures: core net operating income to common shareholders (including per common share), adjusted return on average common equity, effective borrowing costs and rates, adjusted net interest income, and adjusted net interest spread. Management uses these non-GAAP financial measures in its internal analysis of results and operating performance and believes these measures may be important to investors and present useful information about the Company's performance.
Core net operating income to common shareholders equals GAAP net income to common shareholders adjusted for amortization of accumulated other comprehensive loss on de-designated interest rate swaps included in GAAP interest expense, net change in fair value of derivative instruments, gains and losses on terminated derivative instruments, gains and losses on sales of investments, and fair value adjustments on investments not classified as available for sale. Adjusted return on average common equity equals core net operating income to common shareholders divided by average common equity for the respective period. Effective borrowing costs equals GAAP interest expense excluding the amortization of accumulated other comprehensive loss on interest rate swaps de-designated as cash flow hedges on June 30, 2013 plus net periodic interest costs on derivative instruments (including accrued amounts) which are not already included in GAAP interest expense. Effective borrowing rate equals annualized cost of funds calculated on a GAAP basis, less the effect of amortization of de-designated cash flow hedges and plus the effect of net periodic interest costs of derivative instruments. Adjusted net interest spread equals average annualized yields on investments less effective borrowing rates. Schedules reconciling these non-GAAP financial measures to GAAP are provided as a supplement to this release.
The Company believes these non-GAAP financial measures are useful because they provide investors greater transparency to the information used by management in its financial and operational decision-making processes. The Company also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers, particularly those competitors that continue to use hedge accounting in reporting their financial results, as well as to the Company's performance in periods prior to discontinuing hedge accounting. However, because these non-GAAP financial measures exclude certain items used to compute GAAP net income to common shareholders and GAAP interest expense, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of income (loss). In addition, because not all companies use identical calculations, the Company's presentation of core net operating income, adjusted return on average common equity, effective borrowing costs and rates, adjusted net interest income, and adjusted net interest spread may not be comparable to other similarly-titled measures of other companies.

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DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands except share and per share data)

	December 31, 2013	December 31, 2012
ASSETS	(unaudited)	(audited)
Mortgage-backed securities, at fair value (including pledged of $3,873,584 and $3,967,134, respectively)	$4,018,161	$4,103,981
Securitized mortgage loans, net	54,748	70,823
Other investments, net	675	858
	4,073,584	4,175,662
Cash and cash equivalents	69,330	55,809
Restricted cash	13,385	—
Derivative assets	18,488	—
Principal receivable on investments	12,999	17,008
Accrued interest receivable	21,703	23,073
Other assets, net	7,648	8,677
Total assets	$4,217,137	$4,280,229

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$3,580,754	$3,564,128
Payable for unsettled mortgage-backed securities	10,358	—
Non-recourse collateralized financing	12,914	30,504
Derivative liabilities	6,681	42,537
Accrued interest payable	2,548	2,895
Accrued dividends payable	16,601	16,770
Other liabilities	1,405	6,685
Total liabilities	3,631,261	3,663,519

Shareholders’ equity:
Preferred stock, par value $.01 per share, 8.5% Series A Cumulative Redeemable; 8,000,000 shares authorized; 2,300,000 shares issued and outstanding ($57,500 aggregate liquidation preference)	$55,407	$55,407
Preferred stock, par value $.01 per share, 7.625% Series B Cumulative Redeemable; 7,000,000 shares authorized; 2,250,000 shares issued and outstanding($56,250 aggregate liquidation preference)	54,251	—
Common stock, par value $.01 per share, 200,000,000 shares authorized; 54,310,484 and 54,268,915 shares issued and outstanding, respectively	543	543
Additional paid-in capital	761,550	759,214
Accumulated other comprehensive (loss) income	(33,816)	52,511
Accumulated deficit	(252,059)	(250,965)
Total shareholders' equity	585,876	616,710
Total liabilities and shareholders’ equity	$4,217,137	$4,280,229

Book value per common share	$8.69	$10.30

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
 (amounts in thousands except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest income:
Mortgage-backed securities	$27,802	$30,491	$123,629	$107,728
Securitized mortgage loans	776	1,065	3,436	5,395
Other investments	16	20	67	425
	28,594	31,576	127,132	113,548
Interest expense:
Repurchase agreements	8,242	10,116	38,102	33,789
Non-recourse collateralized financing	166	315	926	1,358
	8,408	10,431	39,028	35,147

Net interest income	20,186	21,145	88,104	78,401
Provision for loan losses	—	(22)	(261)	(192)
Net interest income after provision for loan losses	20,186	21,123	87,843	78,209

Gain (loss) on derivative instruments, net	2,607	(1)	(10,076)	(908)
Gain on sale of investments, net	757	2,044	3,354	8,461
Fair value adjustments, net	(62)	(43)	(652)	735
Other (expense) income, net	(103)	(70)	658	281
General and administrative expenses:
Compensation and benefits	(56)	(2,359)	(7,004)	(7,635)
Other general and administrative	(1,769)	(1,142)	(6,054)	(5,101)
Net income	21,560	19,552	68,069	74,042
Preferred stock dividends	(2,294)	(1,222)	(7,902)	(2,036)
Net income to common shareholders	$19,266	$18,330	$60,167	$72,006

Weighted average common shares:
Basic	54,409	54,318	54,648	53,146
Diluted	54,409	54,318	54,648	53,146
Net income per common share:
Basic	$0.35	$0.34	$1.10	$1.35
Diluted	$0.35	$0.34	$1.10	$1.35
Dividends declared per common share	$0.27	$0.29	$1.12	$0.86

DYNEX CAPITAL, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO COMMON SHAREHOLDERS
TO CORE NET OPERATING INCOME TO COMMON SHAREHOLDERS
(UNAUDITED)
 ($ in thousands except per share data)

	Three Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012
GAAP net income (loss) to common shareholders	$19,266	$(6,921)	$18,330
Amortization of de-designated cash flow hedges (1)	2,609	2,583	—
Change in fair value on derivative instruments, net	(5,636)	18,548	(168)
(Gain) loss on sale of investments, net	(757)	825	(2,044)
Fair value adjustments, net	62	(150)	43
Core net operating income to common shareholders	$15,544	$14,885	$16,161

Core net operating income per common share	$0.29	$0.27	$0.30
Average common equity during the period	$477,432	$484,356	$565,159
ROAE, calculated using annualized GAAP net income (loss)	16.1%	(5.7)%	13.0%
Adjusted ROAE, calculated using annualized core net operating income	13.0%	12.3%	11.4%

	Year Ended
	December 31, 2013	December 31, 2012
GAAP net income to common shareholders	$60,167	$72,006
Amortization of de-designated cash flow hedges (1)	5,193	—
Change in fair value on derivative instruments, net	1,128	254
Gain on sale of investments, net	(3,354)	(8,461)
Fair value adjustments, net	652	(735)
Core net operating income to common shareholders	$63,786	$63,064

Core net operating income per common share	$1.17	$1.19
Average common equity during the period	$522,432	$521,200
ROAE, calculated using GAAP net income	11.5%	13.8%
Adjusted ROAE, calculated using core net operating income	12.2%	12.1%

(1) Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.

DYNEX CAPITAL, INC.
RECONCILIATION OF GAAP INTEREST EXPENSE TO EFFECTIVE BORROWING COSTS
AND OF GAAP NET INTEREST SPREAD TO ADJUSTED NET INTEREST SPREAD
(UNAUDITED)
 ($ in thousands)

	Three Months Ended
	December 31, 2013		September 30, 2013		December 31, 2012
	Amount	Yield	Amount	Yield	Amount	Yield
GAAP interest income	$28,594	2.72%	$31,666	2.82%	$31,576	3.04%
GAAP interest expense/annualized cost of funds (1)	8,408	0.90%	8,718	0.88%	10,431	1.11%
Net interest income/spread	$20,186	1.82%	$22,948	1.94%	$21,145	1.93%

GAAP interest expense/annualized cost of funds (1)	$8,408	0.90%	$8,718	0.88%	$10,431	1.11%
Amortization of de-designated cash flow hedges (2)	(2,609)	(0.28)%	(2,583)	(0.26)%	—	—%
Net periodic interest costs of derivative instruments (3)	3,029	0.33%	5,471	0.55%	169	0.02%
Effective borrowing costs	$8,828	0.95%	$11,606	1.17%	$10,600	1.13%

Adjusted net interest income/spread	$19,766	1.77%	$20,060	1.65%	$20,976	1.91%

	Year Ended
	December 31, 2013		December 31, 2012
	Amount	Yield	Amount	Yield
GAAP interest income	$127,132	2.96%	$113,548	3.25%
GAAP interest expense/annualized cost of funds (1)	39,028	1.01%	35,147	1.12%
Net interest income/spread	$88,104	1.95%	$78,401	2.13%

GAAP interest expense/annualized cost of funds (1)	$39,028	1.01%	$35,147	1.12%
Amortization of de-designated cash flow hedges (2)	(5,193)	(0.15)%	—	—%
Net periodic interest costs of derivative instruments (3)	8,948	0.24%	654	0.02%
Effective borrowing costs	$42,783	1.10%	$35,801	1.14%

Adjusted net interest income/spread	$84,349	1.86%	$77,747	2.11%
(1) Rates shown are based on annualized interest expense amounts divided by average interest bearing liabilities. Recalculation of annualized cost of funds using total interest expense shown in the table may not be possible because certain expense items use a 360-day year for the calculation while others use actual number of days in the year.
(2) Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.
(3) Amount equals the net interest payments (including accrued amounts) related to interest rate derivatives during the period which are not already included in "interest expense" in accordance with GAAP.